Exhibit k(4)
FORM OF
EXCHANGE AGREEMENT
     THIS EXCHANGE AGREEMENT (the “Agreement”) is made and entered into as of ____________ ___, 2010, by and among Compass Horizon Partners, LP, an exempted limited partnership registered in Bermuda (“CHP”), HTF-CHF Holdings LLC, a Delaware limited liability company (“HTF-CHF” and collectively with CHP, the “Compass Horizon Owners” and each individually a “Compass Horizon Owner”), Compass Horizon Funding Company LLC, a Delaware limited liability company (“Compass Horizon”), and Horizon Technology Finance Corporation, a Delaware corporation entering into this Agreement through its board of directors before and in anticipation of the issuance of capital stock as contemplated herein (the “Company”). CHP, HTF-CHF, Compass Horizon and the Company are collectively the “Parties” and individually a “Party.”
BACKGROUND:
     The Compass Horizon Owners own, collectively, all of the issued and outstanding limited liability company interests (“Compass Horizon LLC Interests”) in Compass Horizon. Each Party: (a) has determined that, in connection with the anticipated initial public offering (the “IPO”) of shares of Common Stock of the Company (the “Common Stock”), it is in the best interests of each Party and its respective members and stockholders that all of the Compass Horizon LLC Interests be exchanged for Common Stock of the Company (the “Exchange”) so that, upon completion of the Exchange, the Company will own all of the issued and outstanding Compass Horizon LLC Interests and the Compass Horizon Owners will own all of the issued and outstanding Common Stock (which will be distributed after the Closing (as defined below) to the Compass Horizon Owners), and (b) has approved this Agreement. It is the intention of the Parties that no gain or loss be recognized for federal income tax purposes on the contribution and exchange of Compass Horizon LLC Interests for Common Stock pursuant to Section 351(a) of the Internal Revenue Code of 1986, as amended (the “Code”), except to the extent that a Compass Horizon Owner is treated as receiving money or “other property” in exchange for its Compass Horizon LLC Interests pursuant to Section 351(b) of the Code.
AGREEMENT:
     In consideration of the mutual promises and the terms and conditions set forth herein (the mutuality, adequacy and sufficiency of which are hereby acknowledged), the Parties hereby agree as follows:
     1. Effective Time; Closing. This Agreement shall be effective upon the execution and delivery of this Agreement by the Parties or at such later time as determined by the Parties (the “Effective Time”). The closing of the transactions contemplated hereby (the “Closing”) will take place at the Effective Time at such time and place as the Parties mutually agree.
     2. The Exchange Transaction.

     (a) Exchange. At the Effective Time, in accordance with the terms and conditions of this Agreement, each of the Compass Horizon owners agrees to exchange all of its Compass Horizon LLC Interests for such number of shares of Common Stock, on an aggregate basis, as are set forth on Exhibit A (such shares of Common Stock issuable to the Compass Horizon Owners, the “Exchange Shares”), and the Company agrees to issue the Exchange Shares to the Compass Horizon Owners in exchange for all of their Compass Horizon LLC Interests. Each of the Compass Horizon Owners will receive that number of Exchange Shares as set forth on Exhibit A. As of the Effective Time, the Compass Horizon LLC Interests shall remain issued and outstanding and owned by the Company.
     (b) Exchange Procedures, Etc. At the Closing, in consideration for the Compass Horizon LLC Interests, the Company shall deliver to each of the Compass Horizon Owners the Exchange Shares to be issued to such Compass Horizon Owner pursuant to Section 1(a), which delivery will be constructive and evidenced by the recording of ownership thereof in book-entry form on the records of the Company. The Exchange Shares shall not be certificated.
     4. Representations and Warranties of the Compass Horizon Owners. Each of the Compass Horizon Owners represents and warrants to the Company, severally and not jointly, as follows:
     (a) Authority. Such Compass Horizon Owner has the requisite power and authority to enter into and perform its obligations under this Agreement and the transactions contemplated hereby. This Agreement has been duly executed and delivered by such Compass Horizon Owner. Assuming the valid authorization, execution and delivery of this Agreement by each other party to this Agreement, this Agreement and the transactions contemplated hereby are the valid and binding obligations of such Compass Horizon Owner, enforceable against such Compass Horizon Owner in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, or the laws relating to or affecting creditors rights generally or by equitable principles.
     (b) Ownership of Compass Horizon LLC Interests. Schedule 4(b) attached hereto accurately sets forth the Compass Horizon LLC Interests held by such Compass Horizon Owner, and to such Compass Horizon Owner’s knowledge, there are no other owners of Compass Horizon LLC Interests. Except as set forth on Schedule 4(b), such Compass Horizon Owner has good and valid title to, and possesses full authority and legal right to sell, transfer and assign, its Compass Horizon LLC Interests, free of any liens, encumbrances or restrictions on transfer other than restrictions on transfer under applicable federal and state securities laws. There are no claims pending or, to the knowledge of such Compass Horizon Owner, threatened against such Compass Horizon Owner that concern or affect title to its Compass Horizon LLC Interests.
     (c) No Conflict. Neither the execution and deliver of this Agreement by such Compass Horizon Owner nor the consummation of the transactions contemplated hereby will, directly or indirectly (with or without notice or lapse of time): (i) conflict with any legal requirement or order of any court or governmental authority to which such Compass Horizon Owner is subject, or (ii) breach any provision of any contract to which such Compass Horizon Owner is a party, in each of the foregoing cases, where such conflict or breach would reasonably be expected to have a material adverse effect on the ability of such Compass Horizon Owner to consummate the transactions contemplated hereby. Such Compass Horizon Owner is not and will not be required to give any notice to or obtain any consent or approval from any person in connection with the execution and delivery of this Agreement or the consummation of the transactions under this Agreement.
     (d) Legal Proceedings; Orders. There are no legal proceedings or actions pending or, to the knowledge of such Compass Horizon Owner, threatened against such Compass Horizon Owner that challenge, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the transactions contemplated hereby. There are no orders pending or, to the knowledge of such Compass Horizon Owner, threatened against such Compass Horizon Owner that challenge, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the transactions contemplated hereby.
     5. Representations and Warranties of Compass Horizon. Compass Horizon represents and warrants to the Company as follows:
     (a) Authority. Compass Horizon has the requisite power and authority to enter into and perform its obligations under this Agreement and the transactions contemplated hereby. This Agreement has been duly executed and delivered by Compass Horizon. Assuming the valid authorization, execution and delivery of this Agreement by each other party to this Agreement, this Agreement and the transactions contemplated hereby are the valid and binding obligations of Compass Horizon, enforceable against Compass Horizon in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, or the laws relating to or affecting creditors rights generally or by equitable principles.
     (b) Ownership of Properties; Encumbrances. Compass Horizon has good and valid title to all of the material properties and assets (whether real, personal, or mixed and whether tangible or intangible) that it purports to own, including all of the properties and assets described in the Horizon Technology Finance Corporation Registration Statement (the “Registration Statement”) on Form N-2 originally filed with the Securities and Exchange Commission on March 19, 2010, as amended, free and clear of all liens and encumbrances other than any liens and/or encumbrances incurred in connection with the Credit and Security Agreement dated as of March 4, 2008 by and among Horizon Credit I LLC, WestLB AG, New York Branch, U.S. Bank National Association, as custodian and paying agent, and WestLB AG, New York Branch, as agent (the “WestLB Credit Facility”). There are no material claims pending or, to the knowledge of Compass Horizon, threatened against Compass Horizon that concern or affect title to its properties and assets as described in the Registration Statement.
     (c) No Conflict. Neither the execution and deliver of this Agreement by Compass Horizon nor the consummation of the transactions contemplated hereby will, directly or indirectly (with or without notice or lapse of time): (i) conflict with any legal requirement or order of any court or governmental authority to which Compass Horizon is subject, or (ii) breach any provision of any contract to which Compass Horizon is a party, in each of the foregoing cases, where such conflict or breach would reasonably be expected to have a material adverse effect on the ability of Compass Horizon to consummate the transactions contemplated hereby.

Except for the consent required pursuant to the WestLB Credit Facility, Compass Horizon is not and will not be required to give any notice to or obtain any consent or approval from any person in connection with the execution and delivery of this Agreement or the consummation of the transactions under this Agreement.
     (d) Legal Proceedings; Orders. There are no legal proceedings or actions pending or, to the knowledge of Compass Horizon, threatened against Compass Horizon that challenge, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the transactions contemplated hereby. There are no orders pending or, to the knowledge of Compass Horizon, threatened against Compass Horizon that challenge, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the transactions contemplated hereby.
     6. Representations and Warranties of the Company. The Company represents and warrants to the Compass Horizon Owners and Compass Horizon as follows:
     (a) Organization and Good Standing; Capitalization. The Company is a corporation validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to conduct its business as it is now being conducted. As of the Effective Time, the Company’s authorized capital stock consists of 100,000,000 shares of common stock, par value $0.001 per share, and 1,000,000 shares of preferred stock, par value $0.001 per share. Immediately prior to the Effective Time. The Company has issued no capital stock.
     (b) Authority. This Agreement constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. The Company has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation of the transactions contemplated hereby have been duly and validly authorized and approved by the Company.
     (c) Valid Issuance of Exchange Shares. The Exchange Shares being issued hereunder have been duly and validly authorized, and will be duly and validly issued, fully paid and nonassessable after issuance to the Compass Horizon Owners pursuant to this Agreement, and will be free of any liens, encumbrances or restrictions on transfer other than restrictions on transfer under applicable federal and state securities laws.
     (d) No Conflict. Neither the execution and delivery of this Agreement by the Company nor the consummation of the transactions contemplated hereby will, directly or indirectly (with or without notice or lapse of time): (i) conflict with any legal requirement or order of any court or governmental authority to which the Company is subject, (ii) conflict with the Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws of the Company, or (iii) breach any provision of any contract to which the Company is a party, in each of the foregoing cases, where such conflict or breach would reasonably be expected to have a material adverse effect on the ability of the Company to consummate the transactions contemplated hereby. The Company is not and will not be required to give any notice to or obtain any consent or approval from any person in connection with the execution and delivery of this Agreement or the consummation of the transactions under this Agreement.
     (e) Legal Proceedings; Orders. There are no legal proceedings or actions pending or, to the knowledge of the Company, threatened against the Company that challenge, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the transactions contemplated hereby. There are no orders pending or, to the knowledge of the Company, threatened against the Company that challenge, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the transactions contemplated hereby.
     7. Deemed-Sale-Treatment Election by Certain Owners of Compass Horizon. Each Compass Horizon Owner represents and covenants that any partnership through which any foreign or domestic C corporation has a direct or indirect ownership interest in Compass Horizon will make a deemed-sale-treatment election under Treas. Reg. §§1.337(d)-7(c) and (e) in connection with the exchange of Compass Horizon LLC Interests for Common Stock. Each Compass Horizon Owner represents and covenants that the Company will be provided with information necessary for the Company to determine the net gain recognized as a result of any deemed-sale election made pursuant to this paragraph. The Company and each Compass Horizon Owner each represents and covenants that it and any foreign or domestic C corporation that made a deemed-sale election pursuant this paragraph will consistently report for United States federal income tax purposes any recognition of net gain or basis increase resulting from a deemed-sale election made pursuant to this paragraph.
     8. 351 Reporting Requirements under Section 351 of the Code. Each Compass Horizon Owner and the Company covenant that it will timely comply with any applicable reporting requirements relating to the significant transferors (i.e., Compass Horizon Owners who own at least five percent of the outstanding Common Stock after the IPO) in Treas. Reg. §1.351-3.
     9. Fractional Shares and Rounding. No fractional shares of Common Stock and no certificates or scrip therefore or other evidence of ownership thereof, will be issued; instead, the Company shall pay the amounts corresponding to such fractional shares in cash (without interest).
     10. Further Assurances. Upon the execution and delivery of this Agreement and thereafter, each of the Parties shall do such things and execute and deliver such documents as may be reasonably requested by the others in order to more effectively consummate or document the transactions contemplated by this Agreement.
     11. Waiver. No failure to exercise, and no delay in exercising, on the part of any Party, any privilege, power or right hereunder will operate as a waiver thereof, nor will any single or partial exercise of any such privilege, power or right preclude further exercise of any other privilege, power or right hereunder.

     12. Entire Agreement. This Agreement constitutes the entire agreement among the Parties with respect to its subject matter and supersedes all prior agreements between or among the Parties with respect to its subject matter.
     13. Assignment; Binding Effect; No Third Party Beneficiaries. This Agreement may not be assigned by any Party without the prior written consent of the other Parties. Subject to the foregoing, this Agreement will be binding upon and shall inure to the benefit of the Parties and their successors and permitted assignees. Nothing in this Agreement will be construed to give any person or entity other than the Parties any legal or equitable right under or with respect to this Agreement, except such rights as will inure to a successor or permitted assignee.
     14. Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect.
     15. Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts formed and to be performed entirely within the State of Delaware, without regard to the conflict of law provisions thereof to the extent such provisions would require or permit the application of the laws of another jurisdiction.
     16. Execution of Agreement; Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.
     17. Notices. All notices, consents, waivers, and other communications under this Agreement must be in writing and must be delivered (a) personally, (b) by facsimile with confirmation of transmission by the transmitting equipment, or (c) by certified or registered mail (postage prepaid, return receipt requested), and will be deemed given when so delivered personally or by facsimile, or if mailed, three days after the date of mailing, to the addresses and facsimile numbers set forth below (or to such other addresses and facsimile numbers as a Party may designate by notice to the other Parties):
If to CHP:
Compass Horizon Partners, LP
c/o Navco Management Ltd., its General Partner
76 Batterson Park Road
Farmington, Connecticut 06032
Attention: Cora Lee Starzomski
Tel: (860) 676-8654
Fax: (860) 676-8655
If to HTF-CHF:
HTF-CHF Holdings LLC

76 Batterson Park Road
Farmington, Connecticut 06032
Attention: Robert D. Pomeroy, Jr.
Tel: (860) 676-8654
Fax: (860) 676-8655
If to Compass Horizon:
Compass Horizon Funding Company LLC
c/o Compass Horizon Partners, LP, its Manager
c/o Navco Management Ltd., its General Partner
76 Batterson Park Road
Farmington, Connecticut 06032
Attention: Cora Lee Starzomski
Tel: (860) 676-8654
Fax: (860) 676-8655
If to the Company:
Horizon Technology Finance Corporation
76 Batterson Park Road
Farmington, Connecticut 06032
Attention: Robert D. Pomeroy, Jr.
Tel: (860) 676-8654
Fax: (860) 676-8655
[Signature page immediately follows.]

     IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the date first written above.

COMPASS HORIZON PARTNERS, LP By: Navco Management Ltd., its General Partner
By:
Name:
Title:

HTF-CHF HOLDINGS LLC
By:
Name:
Title:

COMPASS HORIZON FUNDING COMPANY LLC By: Compass Horizon Partners, LP, its Manager By: Navco Management Ltd., its General Partner
By:
Name:
Title:

HORIZON TECHNOLOGY FINANCE CORPORATION
By:
Name:
Title: